UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 19, 2025

Blue Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-42699	98-1855000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Anita Lane
Newport Beach CA, 92660-4803

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 646-543-5060

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one right	BACCU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	BACC	The Nasdaq Stock Market LLC
Rights, each right entitling the holder to receive one-tenth (1/10) of one Class A ordinary share upon the consummation of an initial business combination	BACCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Business Combination Agreement

General Description of the Business Combination Agreement

On November 19, 2025, Blue Acquisition Corp., a Cayman Islands exempted company (“Blue”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with Blockfusion USA, Inc., a Delaware corporation (together with its successors, “Blockfusion” or the “Company”), Blockfusion Data Centers, Inc., a Delaware corporation (“Pubco”), Atlas I Merger Sub, a Cayman Islands exempted company and a wholly-owned subsidiary of Pubco (“SPAC Merger Sub”) and Atlas Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with SPAC Merger Sub, the “Merger Subs”, and the Merger Subs collectively with Pubco, the “Company Parties”).

Pursuant to the Business Combination Agreement and subject to the terms and conditions set forth therein, (i) on or prior to the closing (the “Closing”, and the date and time of the Closing, the “Closing Date”) of the transactions contemplated by the Business Combination Agreement (the “Transactions”), the holders of Blockfusion Series Seed Preferred Stock and Series A Preferred Stock (collectively, the “Company Preferred Stock”) shall convert all of their issued and outstanding shares of Company Preferred Stock for shares of Blockfusion Series A Common Stock, par value $0.0001 per share (the “Company Series A Shares”) and Blockfusion Series B Common Stock, par value $0.0001 per share (the “Company Series B Shares” and together with the Company Series A Shares, the “Company Common Stock”), at the applicable conversion ratio (including any accrued or declared but unpaid dividends) as set forth in Blockfusion’s certificate of incorporation, as amended (the “Preferred Conversion”), (ii) and on the Closing Date, (A) SPAC Merger Sub will merge with and into Blue, with Blue continuing as the surviving entity (the “SPAC Merger”) and, as a result of which, each issued and outstanding security of Blue immediately prior to the effective time of the SPAC Merger shall no longer be outstanding and shall automatically be cancelled in exchange for which the security holders of Blue shall receive substantially equivalent securities of Pubco, (B) Company Merger Sub will merge with and into Blockfusion, with Blockfusion continuing as the surviving entity (the “Company Merger”, and together with the SPAC Merger, the “Mergers”), and as a result of which each issued and outstanding security of Blockfusion immediately prior to the effective time of the Company Merger shall no longer be outstanding and shall automatically be cancelled in exchange for which the security holders of Blockfusion shall receive shares of common stock, par value $0.0001 per share, of Pubco (“Pubco Common Stock”), with holders of Company Series B Shares receiving shares of Pubco Class B common stock, par value $0.0001 per share, which will have the same economic rights as the Pubco Class A Shares, but will have the right to 20 votes per share (the “Pubco Class B Shares”) for such Company Class B Shares and holders of Company Series A Shares receiving Pubco Class A common stock, par value $0.0001 per share (the “Pubco Class A Shares”) for such Company Series A Shares. As a result of the Mergers and the other Transactions, Blue and Blockfusion will become wholly-owned subsidiaries of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement, and Pubco will become a publicly traded company.

Additionally, at the effective time of the Mergers (the “Effective Time”), each outstanding and unexercised option to purchase Company Common Stock (each, a “Company Option”) will be assumed by and become an option of Pubco (each, an “Assumed Option”) containing the same terms, conditions, vesting and other provisions as are currently applicable to such Company Options, provided that each Assumed Option will be exercisable for the number of Pubco Class A Shares equal to the Exchange Ratio (as defined below) multiplied by the number of Company Class A Shares subject to the Company Option as of immediately prior to the Effective Time, rounded down to the nearest whole number, at an exercise price equal to the per share exercise price of the Company Option divided by the Exchange Ratio, rounded up to the nearest whole cent.

Additionally, at the Effective Time, each outstanding and unexercised warrant to purchase Company Common Stock (each, a “Company Warrant”) will be assumed by and become a warrant to purchase Pubco Class A Shares (each, an “Assumed Warrant”) containing the same terms, conditions, vesting and other provisions as are currently applicable to such Company Warrants, provided that each Assumed Warrant will be exercisable for the number of Pubco Class A Shares equal to the Exchange Ratio (as defined below) multiplied by the number of Company Class A Shares subject to the Company Warrant as of immediately prior to the Effective Time, rounded up to the nearest whole share, at an exercise price equal to the per share exercise price of the Company Warrant divided by the Exchange Ratio, rounded down to the nearest whole cent.

Consideration

The aggregate consideration to be delivered to the security holders of Blockfusion as of the Effective Time (collectively, the “Company Security Holders”) will be a number of newly issued shares of Pubco Common Stock equal to Four Hundred Fifty Million U.S. Dollars ($450,000,000) (the “Merger Consideration”), with each holder of Company Common Stock (each, a “Company Stockholder”) receiving for each share of Company Common Stock held (after giving effect to the Preferred Conversion), a number of shares of Pubco Common Stock equal to (i) the Per Share Price, divided by (ii) the Redemption Price (the “Exchange Ratio”), with holders of Company Series B Shares receiving shares of Pubco Class B Shares and holders of Company Series A Shares receiving Pubco Class A Shares, divided by the per share price at which each SPAC Public Share (as defined in the Business Combination Agreement) is redeemed in the Redemption (as defined below) (the “Redemption Price”).

The “Per Share Price” is an amount equal to (a) the Merger Consideration divided by (b) the Fully-Diluted Company Shares. The “Fully-Diluted Company Shares” means (a) the total number of issued and outstanding shares of Company Common Stock issued and outstanding and vested as of immediately prior to the Effective Time (after giving effect to the Preferred Conversion), plus (b) the aggregate number of shares of Company Common Stock issuable upon, or pursuant to, the exercise of Company Options that are issued and outstanding and vested as of immediately prior to the Effective Time, treating such outstanding and vested Company Options as having been exercised in full (calculated using the treasury stock method of accounting), plus (c) the aggregate number of shares of Company Common Stock issuable upon, or pursuant to, the exercise of Company Warrants that are issued and outstanding as of immediately prior to the Effective Time, treating such Company Warrants as having been exercised in full (calculated using the treasury stock method of accounting).

Representations and Warranties

The Business Combination Agreement contains representations and warranties that are reasonably customary for similar transactions that are made by the parties as of the date of the Business Combination Agreement, or other specified dates, solely for the benefit of certain of the parties to the Business Combination Agreement, and in certain cases are subject to specified exceptions and materiality, Material Adverse Effect (as defined below), knowledge and other qualifications contained in the Business Combination Agreement or in information provided pursuant to certain disclosure schedules to the Business Combination Agreement. “Material Adverse Effect” means, with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Business Combination Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions.

No Survival

The representations and warranties of the parties contained in the Business Combination Agreement terminate as of, and do not survive, the Closing, and there are no indemnification rights for another party’s breach. The covenants and agreements of the parties contained in the Business Combination Agreement do not survive the Closing, except those covenants and agreements to be performed after the Closing, which covenants and agreements will survive until fully performed.

Covenants of the Parties

Each party to the Business Combination Agreement has agreed to use its commercially reasonable efforts, and to cooperate fully with one another, to consummate the Transactions. The Business Combination Agreement also contains certain customary covenants by each of the parties that apply during the period between the signing of the Business Combination Agreement and the earlier of the Closing or the termination of the Business Combination Agreement (the “Interim Period”), including (i) the provision of access to the applicable party’s properties, books and personnel; (ii) the operation of the parties’ respective businesses in the ordinary course of business; (iii) the current and timely filing of Blue’s public filings; (iv) no insider trading; (v) notifications to the other parties of certain breaches, consent requirements and other matters; (vi) obtaining third party and regulatory approvals; (vii) tax matters; (viii) further assurances; (ix) public announcements; (x) confidentiality; and other covenants. The Business Combination Agreement also contains certain customary post-Closing covenants, including, without limitation, in regard to (1) tax matters; (2) the maintenance of books and records; and (3) the indemnification of directors and officers. Additionally:

Each of Blue and Blockfusion will not solicit or enter into a competing alternative transaction, in accordance with customary terms and provisions set forth in the Business Combination Agreement.

Blue will not approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition proposal (as defined in the Business Combination Agreement), or otherwise change, withdraw, withhold, qualify or modify its recommendation to its shareholders for approval of the Business Combination Agreement and the Transactions (a “Change in Recommendation”); provided, however, that if at any time prior to (but not after) obtaining the approval of the Blue shareholders, the Blue board of directors determines in good faith, in response to an Intervening Event (as defined in the Business Combination Agreement) after consultation with its outside legal counsel, that the failure to make a Change in Recommendation would be a breach of its fiduciary duties under applicable law, then the board may make a Change in Recommendation, provided that Blue delivers, pursuant to procedures set forth in the Business Combination Agreement, written notice advising Blockfusion that the Blue board of directors proposes to take such action and containing the material facts underlying the board’s determination. If requested by Blockfusion, Blue will use its reasonable best efforts to engage in good faith negotiations with Blockfusion to make adjustments in the terms and conditions of the Business Combination Agreement that obviate the need for a Change in Recommendation.

Blockfusion will deliver to Blue financial statements of Pubco and Blockfusion audited by a PCAOB-qualified auditor in accordance with PCAOB auditing standards, accompanied by an unqualified opinion of the auditor thereon (collectively, the “Audited Financials”), as soon as reasonably practicable after the date of the Business Combination Agreement but no later than thirty (30) days from the date of the Business Combination Agreement (the “Audit Delivery Date”). In addition, Blockfusion and Pubco will deliver to Blue unaudited monthly and quarterly financial information through the Closing Date and Pubco will deliver to Blue Pubco’s interim financial statements for such periods as required by applicable law or SEC Guidance to be included in the Registration Statement (as defined below).

Blue, Blockfusion and Pubco will, as promptly as practicable after the date of the Business Combination Agreement, prepare and file with the U.S. Securities and Exchange Commission (the “SEC”), a registration statement on Form S-4 (as amended, the “Registration Statement”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the securities of Pubco to be issued pursuant to the Transactions, and containing a proxy statement/prospectus for the solicitation of proxies from Blue shareholders to approve the Business Combination Agreement, the Transactions and related matters at an extraordinary general meeting of Blue’s shareholders, and providing Blue’s public shareholders with an opportunity to request redemption of their public shares in connection with the Transactions, as required by Blue’s amended and restated memorandum and articles of association and Blue’s initial public offering prospectus (the “Redemption”).

As promptly as practicable after the Registration Statement has become effective and been distributed by Pubco (and in all cases within ten (10) days following such date), Blockfusion will solicit a written consent of its stockholders in order to obtain the requisite vote of its stockholders to approve the Business Combination Agreement and each of the ancillary documents to which Blockfusion is or is required to be a party or bound and the consummation of the transactions contemplated thereby (the “Company Stockholder Approval”) and to take all other actions necessary or advisable to secure the Company Stockholder Approval, including enforcing the Company Support Agreements (as described below). At the request of Blue, Blockfusion shall make the members of its management reasonably available to participate in management presentations, “road shows,” rating agency presentations, meetings with financing sources and similar events in connection with obtaining the approval of Blue shareholders, any “share recycling” efforts by Blue and the obtaining of any debt or equity financing, ratings or governmental or other third-party approvals.

The parties shall take all action necessary so that, effective at the Closing, the post-Closing board of directors of Pubco will consist of seven (7) individuals, two (2) of whose members will be designated by Blue (at least one (1) of whom shall be an independent director in accordance with the requirements of The Nasdaq Stock Market LLC (“Nasdaq”)), four (4) of whose members will be designated by Blockfusion (at least two (2) of whom shall be an independent director in accordance with the requirements of Nasdaq), and one (1) additional member (who shall be an independent director in accordance with the requirements of Nasdaq) to be mutually agreed upon by Blue and Blockfusion prior to the Closing. The parties shall also take all action necessary so that the individuals serving as the chief executive officer and chief financial officer (or such equivalent role whose duties include those of the principal accounting officer), respectively, of Pubco immediately after the Closing will be the same individuals (in the same office) as that of Blockfusion immediately prior to the Closing (unless, at its sole discretion, Blockfusion desires to appoint another qualified person to either such role, in which case, such other person(s) identified by Blockfusion shall serve in such role or roles).

During the Interim Period, Blue and Blockfusion shall use reasonable best efforts to enter into written agreements for Transaction Financings with an aggregate proceeds of at least $100 million (on such terms and structuring and using such strategy, placement agents and approach, as Blue and Blockfusion shall mutually agree). “Transaction Financing” means a capital raising transaction in connection with the Transactions structured as one or a combination of common equity, preferred equity, convertible equity or debt, non-redemption or backstop arrangements with respect to the Trust Account, a committed equity facility, debt facility, and/or other sources of cash or cash equivalents, in each case, whether such investment is into Blue, Blockfusion or Pubco.

Conditions to Closing

The obligations of the parties to consummate the Transactions are subject to various conditions, including the following mutual conditions of the parties, unless waived: (i) the approval of the Business Combination Agreement and the Transactions and related matters by the requisite vote of each of Blue’s shareholders and Blockfusion’s stockholders; (ii) the expiration or termination of any waiting period applicable to the consummation of the Business Combination Agreement under any antitrust laws; (iii) obtaining material regulatory approvals; (iv) no law or order preventing or prohibiting the Transactions; (v) appointment of the Post-Closing Board consistent with the requirements of the Business Combination Agreement; (vi) the effectiveness of the Registration Statement; (vii) Pubco shall have amended and restated its certificate of incorporation in a form satisfactory to Blue and Blockfusion; (viii); Pubco Class A Shares shall have been approved for listing on Nasdaq upon the Closing; and (ix) Pubco shall have adopted, on or prior to the Closing, an equity incentive plan in a form satisfactory to Blue and Blockfusion, and which will provide for awards for a number of Pubco Class A Shares equal to five (5%) of the aggregate number of shares of Pubco Common Stock issued and outstanding immediately after the Closing.

In addition, unless waived by Blockfusion, the obligations of Blockfusion to consummate the Transactions are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations of Blue relating to organization and standing, authorization, non-contravention, capitalization (other than the first sentence of such representation in the Business Combination Agreement) and finders and brokers being true and correct in all material respects on and as of the date of the Business Combination Agreement and as of the Closing Date; (ii) the representations and warranties of Blue set forth in the first sentence of the capitalization representation being true and correct in all respects (except for de minimis inaccuracies) on and as of the date of the Business Combination Agreement and as of the Closing Date; (iii) all other representations and warranties of Blue being true and correct (without giving effect to any limitations as to “materiality” or any similar limitation set forth herein) in all respects on and as of the date of the Business Combination Agreement and as of the Closing Date, as though made on and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a SPAC Material Adverse Effect (as defined in the Business Combination Agreement); (iv) Blue having performed in all material respects its obligations and complied in all material respects with the covenants and agreements under the Business Combination Agreement required to be performed or complied with by Blue on or prior to the Closing Date; (v) the Amended Registration Rights Agreement (as defined below) being in full force and effect as of the Closing: and (vi) the sum of (i) the aggregate cash proceeds available for release from the Trust Account (after giving effect to the completion and payment of the Redemption), plus (ii) the net proceeds of any Transaction Financings, shall equal or exceed $75,000,000 after deducting all Expenses (as defined in the Business Combination Agreement) of Blue and Blockfusion.

Unless waived by Blue, the obligations of Blue to consummate the Transactions are subject to the satisfaction of the following closing conditions, in addition to customary certificates and other closing deliveries: (i) the representations of Blockfusion relating to organization and standing, authorization, non-contravention, capitalization (other than the first sentence of such representation in the Business Combination Agreement) and finders and brokers being true and correct (without giving effect to any limitation as to “materiality” set forth therein) in all material respects on and as of the date of the Business Combination Agreement and as of the Closing Date; (ii) the representations and warranties set forth in the first sentence of the capitalization representation being true and correct in all respects on and as of the date of the Business Combination Agreement and as of the Closing Date; (iii) all other representations and warranties of Blockfusion being true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth herein) in all respects on and as of the date of the Business Combination Agreement and on and as of the Closing Date, except where the failure of such representations and warranties to be true and correct, individually and in the aggregate has not had a Material Adverse Effect; (iv) Blockfusion, Pubco and Merger Subs (collectively, the “Target Companies Parties”) having performed in all material respects all of their respective obligations and complied in all material respects with all of their agreements and covenants under the Business Combination Agreement required to be performed or complied with on or prior to the Closing Date; (v) absence of any Material Adverse Effect with respect to the Target Companies since the date of the Business Combination Agreement; (vi) each Non-Competition Agreement, each Lock-Up Agreement, the Company Support Agreement and the Amended Registration Rights Agreement being in full force and effect as of the Closing; (vii) the Preferred Conversion having been completed; (viii) certain loans issued by the Company to its officers and directors having been repaid or cancelled; (ix) Blue and Pubco having received employment agreements, in each case effective as of the Closing, in form and substance reasonable to Blue, between certain employees and Pubco, and each such employment agreement duly executed by the parties thereto; and (x) Blockfusion shall have delivered to Blue evidence that consents from certain specified lenders have been received.

Termination

The Business Combination Agreement may be terminated at any time prior to the Closing by either Blue or Blockfusion if the Closing does not occur by May 31, 2026, or such other date as may be extended pursuant to the Business Combination Agreement.

The Business Combination Agreement may also be terminated under certain other customary and limited circumstances at any time prior the Closing, including, among other reasons: (i) by mutual written consent of Blue and Blockfusion; (ii) by written notice by either Blue or Blockfusion to the other if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order or other action has become final and non-appealable; (iii) by Blockfusion for Blue’s uncured material breach of the Business Combination Agreement, such that the related closing condition would not be met; (iv) by Blue for Blockfusion’s uncured material breach of the Business Combination Agreement, such that the related closing condition would not be met; (v) by Blue, if there shall have been a Material Adverse Effect on the Target Companies following the date of the Business Combination Agreement which is uncured and continuing; (vi) by either Blockfusion or Blue if Blue holds its shareholder meeting to approve the Business Combination Agreement and the Transactions, and such approval is not obtained; (vii) by either Blockfusion or Blue if Blockfusion holds its stockholder meeting to approve the Business Combination Agreement and the Transactions, and such approval is not obtained; and (viii) by written notice from Blue to Blockfusion if Blockfusion has not delivered the Audited Financials on or before the Audit Delivery Date.

If the Business Combination Agreement is terminated, all further obligations of the parties under the Business Combination Agreement (except for certain obligations related to public announcements, confidentiality, effect of termination, fees and expenses, trust fund waiver, and customary miscellaneous provisions) will terminate, and no party to the Business Combination Agreement will have any further liability to any other party thereto except for liability for fraud or for willful breach of the Business Combination Agreement prior to such termination.

Trust Account Waiver

Blockfusion agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in Blue’s trust account held for its public shareholders, and has agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom).

Governing Law

The Business Combination Agreement is governed by New York law, provided that matters that are required to be governed by the laws of the Cayman Islands (including, without limitation, in respect of the SPAC Merger and the fiduciary duties that may apply to the directors and officers of the parties) shall be governed by the laws of the Cayman Islands and, the parties are subject to exclusive jurisdiction of federal and state courts located in New York County, State of New York (and any appellate courts thereof).

Related Agreements

Seller Support Agreement

Simultaneously with the execution of the Business Combination Agreement, stockholders of Blockfusion holding capital stock of Blockfusion sufficient to approve the adoption of the Business Combination Agreement and approve the Company Merger and the other transactions contemplated by the Business Combination Agreement (the “Company Support Stockholders”) entered into support agreements (each, a “Company Support Agreement”), pursuant to which, among other things, each Company Support Stockholder agreed to vote its shares of capital stock of Blockfusion (the “Subject Stock”) in favor of the adoption of the Business Combination Agreement, the ancillary documents, the approval of the Transactions and any amendments to Blockfusion’s organizational documents in connection therewith, subject to certain customary conditions.  Each Company Support Stockholder also (i) agreed that certain agreements (the “Terminating Agreements”) shall be automatically terminated and of no further force and effect (including any provisions of the Terminating Agreements that, by their terms, survives such termination) effective as of, and subject to and conditioned upon the occurrence of, the Closing, and (ii) upon the termination of the Terminating Agreements, none of Blockfusion, such Company Support Stockholder, or any of their respective affiliates shall have any further rights, obligations or liabilities under such Terminating Agreement. Each Company Support Stockholder also agreed to take certain other actions (including the Preferred Conversion) in support of the Business Combination Agreement and the Transactions (and any actions required in furtherance thereof) and to refrain from taking actions that would adversely affect their ability to perform such Company Support Stockholder’s obligations under the Company Support Agreement and each such Company Support Stockholder unconditionally and irrevocably waived any and all pre-emption rights, rights of first offer, rights of first refusal, rights of participation, tag-along rights and all other similar rights that such Company Support Stockholder may have in respect of the Transactions. Each Company Support Stockholder also agreed not to transfer their Subject Stock during the period from and including the date of the Company Support Agreement and the first to occur of the date of Closing or the date on which the Company Support Agreement is terminated, subject to certain customary exceptions. A copy of the form of the Company Support Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

Lock-Up Agreements

Simultaneously with the execution of the Business Combination Agreement, certain stockholders of Blockfusion (the “Lock-Up Holders”) entered into lock-up agreements (each, a “Lock-Up Agreement”), pursuant to which each Lock-Up Holder agreed not to (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Pubco Common Stock to be received by such Lock-Up Holder in the Transactions, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such shares of Pubco Common Stock, or (iii) publicly disclose the intention to do any of the foregoing, for a period commencing from the Closing and ending on the date that is 6 months after the Closing (subject to early release on the earlier upon (x) the date on which the volume-weighted average trading price of Pubco Class A Shares quoted on Nasdaq (or such other exchange on which the Pubco Class A Shares may then be listed) is greater than or equal to $15.00 for any 20 trading days within any 30 consecutive trading day period beginning on the day of Closing and (y) the date after the Closing on which Pubco consummates a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of its stockholders having the right to exchange their Pubco Class A Shares for cash, securities, or other property), subject to certain customary transfer exceptions. A copy of the form of the Lock-Up Agreement is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Insider Letter Amendment

Simultaneously with the execution of the Business Combination Agreement, Blue, Pubco, Blockfusion and BTIG, LLC, on the one hand, and Blue Holdings Sponsor, LLC (the “Sponsor”) and Blue’s directors and officers, on the other hand, entered into an amendment (the “Insider Letter Amendment”) to the letter agreement that was entered into in connection with Blue’s initial public offering (the “Insider Letter”) to (i) add Pubco and Blockfusion as parties to the Insider Letter, (ii) revise the terms of the Insider Letter to reflect the Transactions, including the issuance of Pubco securities in exchange for Blue securities, and have Pubco assume and be assigned the rights and obligations of Blue under the Insider Letter, and (iii) amend the terms of the lock-up set forth in the Insider Letter to conform with the lock-up terms in the Lock-Up Agreements described above, subject to and contingent upon the Closing. A copy of the Insider Letter Amendment is attached as Exhibit 10.3 hereto and is incorporated herein by reference.

Non-Competition and Non-Solicitation Agreement

Simultaneously with the execution and delivery of the Business Combination Agreement, certain executive officers of Blockfusion (the “Non-Compete Parties”) entered into Non-Competition and Non-Solicitation Agreements (each, a “Non-Competition Agreement”) in favor of Blue and Pubco and their respective subsidiaries (the “Covered Parties”), pursuant to which they will agree for a period of 2 years after the Closing not to compete with the Covered Parties and not to solicit the employees and customers of the Covered Parties. Each Non-Compete Party also agreed not to disparage the Covered Parties and to customary confidentiality requirements. A copy of the form of the Non-Competition Agreement is attached as Exhibit 10.4 hereto and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

Prior to the Closing, Pubco, the Sponsor and certain stockholders of Blockfusion will enter into an amended and restated registration rights agreement (the “Amended Registration Rights Agreement”) that will amend and restate the registration rights agreement entered into at the time of Blue’s initial public offering, pursuant to which (i) Pubco will assume the registration obligations of Blue under such registration rights agreement, with such rights applying to the Pubco Class A Shares and (ii) such stockholders of Blockfusion will be granted equal registration rights thereunder. A copy of the form of Amended Registration Rights Agreement is attached as Exhibit 10.5 hereto and is incorporated herein by reference.

The Business Combination Agreement and other agreements described above have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Blue, Blockfusion, or the other parties thereto. In particular, the assertions embodied in the representations and warranties in the Business Combination Agreement were made as of a specified date, are modified or qualified by information in one or more confidential disclosure schedules prepared in connection with the execution and delivery of the Business Combination Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties. Accordingly, the representations and warranties in the Business Combination Agreement are not necessarily characterizations of the actual state of facts about Blue, Blockfusion or the other parties thereto at the time they were made or otherwise and should only be read in conjunction with the other information that Blue makes publicly available in reports, statements and other documents filed with the SEC. Blue and Blockfusion investors and securityholders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Business Combination Agreement.

The foregoing descriptions of agreements and the transactions and documents contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Business Combination Agreement, form of Company Support Agreement, form of Lock-Up Agreement, Insider Letter Amendment, form of Non-Competition Agreement and form of Amended Registration Rights Agreement, copies of which are filed with this Current Report on Form 8-K as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, and the terms of which are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On November 19, Blue held a conference call to discuss the Business Combination. A copy of the script for the conference call is furnished herewith as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1 attached hereto will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Additional Information and Where to Find It

Pubco and Blockfusion intend to file with the Securities and Exchange Commission (the “SEC”) the Registration Statement on Form S-4 (as amended or supplemented from time to time, the “Registration Statement”), which will include a preliminary proxy statement of Blue and a prospectus (the “Proxy Statement/Prospectus”) in connection with the extraordinary meeting of Blue’s shareholders to approve the Transactions. The definitive proxy statement and other relevant documents will be mailed to shareholders of Blue as of a record date to be established for voting on the Business Combination and other matters as described in the Proxy Statement/Prospectus. Blue, Blockfusion and/or Pubco will also file other documents regarding the Business Combination with the SEC. This Current Report on Form 8-K does not contain all of the information that should be considered concerning the Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS OF BLUE AND OTHER INTERESTED PARTIES ARE URGED TO READ, WHEN AVAILABLE, THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND AMENDMENTS THERETO, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH BLUE’S SOLICITATION OF PROXIES FOR THE EXTRAORDINARY GENERAL MEETING OF ITS SHAREHOLDERS TO BE HELD TO APPROVE THE BUSINESS COMBINATION AND OTHER MATTERS AS DESCRIBED IN THE PROXY STATEMENT/PROSPECTUS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT BLUE, BLOCKFUSION, PUBCO AND THE BUSINESS COMBINATION. Investors and security holders will also be able to obtain copies of the Registration Statement and the Proxy Statement/Prospectus and all other documents filed or that will be filed with the SEC by Blue and Pubco, without charge, once available, on the SEC’s website at www.sec.gov or by directing a request to: Blue Acquisition Corp., 1601 Anita Lane, Newport Beach CA, 92660; or upon written request to Blockfusion Data Centers, Inc. at 447 Broadway, 2nd Floor, #538, New York, NY 10013, respectively.

NEITHER THE SEC NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE BUSINESS COMBINATION DESCRIBED HEREIN, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR ANY RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS CURRENT REPORT ON FORM 8-K. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

Participants in Solicitation

Blue, Blockfusion, Pubco and their respective directors, executive officers, certain of their equity holders and other members of management and employees may be deemed under SEC rules to be participants in the solicitation of proxies from Blue’s shareholders in connection with the Business Combination. A list of the names of such persons, and information regarding their interests in the Business Combination and their ownership of Blue’s securities are, or will be, contained in Blue’s filings with the SEC, including the final prospectus for Blue’s initial public offering filed with the SEC on June 12, 2025 (the “IPO Prospectus”). Additional information regarding the interests of the persons who may, under SEC rules, be deemed participants in the solicitation of proxies of Blue’s shareholders in connection with the Business Combination, including the names and interests of Blockfusion’s and Pubco’s respective directors or managers and executive officers, will be set forth in the Registration Statement and Proxy Statement/Prospectus, which is expected to be filed by Pubco and Blue with the SEC. Investors and security holders may obtain free copies of these documents as described above.

No Offer or Solicitation

This Current Report on Form 8-K and the information contained herein is for informational purposes only and is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the potential transactions and shall not constitute an offer to sell or exchange, or a solicitation of an offer to buy or exchange the securities of Blue, Blockfusion or Pubco, or any commodity or instrument or related derivative of Blue or Pubco, nor shall there be any sale of any such securities, commodities, instruments or related derivatives in any state or jurisdiction in which such offer, solicitation, sale or exchange would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities, commodities, instruments or derivatives shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended (the “Securities Act”) or an exemption therefrom. Investors should consult with their counsel as to the applicable requirements for a purchaser to avail itself of any exemption under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the U.S. federal securities laws with respect to the Business Combination involving Pubco, Blockfusion, and Blue, including expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding Blockfusion, Pubco, Blue and the Business Combination, statements regarding the anticipated benefits and timing of the completion of the Business Combination, the assets that may be held by Blockfusion and Pubco and the value thereof, Pubco’s listing on any securities exchange, the anticipated business of Pubco, plans and use of proceeds, objectives of management for future operations of Pubco, the upside potential and opportunity for investors, Pubco’s plan for value creation and strategic advantages, market size and growth opportunities, regulatory conditions, technological and market trends, future financial condition and performance and expected financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination and the level of redemptions of Blue’s public shareholders, and Pubco’s expectations, intentions, strategies, assumptions or beliefs about future events, results of operations or performance or that do not solely relate to historical or current facts. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “potential,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events or conditions that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, but not limited to: the risk that the Business Combination may not be completed in a timely manner or at all, which may adversely affect the price of Blue’s securities; the risk that the Business Combination may not be completed by Blue’s business combination deadline; the failure by the parties to satisfy the conditions to the consummation of the Business Combination, including the approval of Blue’s shareholders; failure to realize the anticipated benefits of the Business Combination; the level of redemptions of the Blue’s public shareholders which may reduce the public float of, reduce the liquidity of the trading market of, and/or maintain the quotation, listing, or trading of the Class A ordinary shares of Blue or the Pubco Class A Shares to be listed in connection with the Business Combination; the insufficiency of the third-party fairness opinion for the board of directors of Blue in determining whether or not to pursue the Business Combination; the failure of Pubco to obtain or maintain the listing of its securities on any securities exchange after the closing of the Business Combination; risks associated with Blue, Blockfusion and Pubco’s ability to consummate the Business Combination timely or at all, including in connection with potential regulatory delays or impediments, costs related to the Business Combination and as a result of becoming a public company; changes in business, market, financial, political and regulatory conditions; risks relating to Pubco’s anticipated operations and business; risks related to increased competition in the industries in which Pubco will operate; risks relating to significant legal, commercial, regulatory, tax and technical uncertainty regarding bitcoin and other cryptocurrencies; risks related to the ability of Blockfusion and Pubco to execute their business plans; the risk that demand for data center and high-performance computing infrastructure decreases; challenges in implementing Pubco’s business plan and proposed transition to a Tier 3 Data Center due to operational and other challenges, significant competition and regulation; risks associated with the possibility of Pubco being considered to be a “shell company” by any stock exchange on which Pubco Class A Common Stock will be listed or by the SEC, which may impact Pubco’s ability to list Pubco Class A Common Stock and restrict reliance on certain rules or forms in connection with the offering, sale or resale of securities, which could impact materially the time, cost and ability of Pubco to raise capital after the closing of the Business Combination; the outcome of any potential legal proceedings that may be instituted against Pubco, Blockfusion, Blue or others in connection with or following announcement of the Business Combination, and those risk factors discussed in documents that Pubco and/or Blue filed, or that will be filed, with the SEC, including as will be set forth in the Registration Statement to be filed with the SEC in connection with the Business Combination.

The foregoing list of risk factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the IPO Prospectus, Blue’s Quarterly Reports on Form 10-Q and Blue’s Annual Reports on Form 10-K that will be filed by Blue from time to time, the Registration Statement that will be filed by Pubco and Blue and the Proxy Statement/Prospectus contained therein, and other documents that have been or will be filed by Blue and Pubco from time to time with the SEC. These filings do or will identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. There may be additional risks that neither Blue nor Pubco presently know or that Blue and Pubco currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and each of Blue, Blockfusion, and Pubco assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Blue, Blockfusion, nor Pubco gives any assurance that any of Blue, Blockfusion or Pubco will achieve their respective expectations. The inclusion of any statement in this Current Report on Form 8-K does not constitute an admission by Blue, Blockfusion or Pubco or any other person that the events or circumstances described in such statement are material.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*†	Business Combination Agreement, dated as of November 19, 2025, by and among Blue Acquisition Corp., Blockfusion USA, Inc., Blockfusion Data Centers, Inc., Atlas I Merger Sub and Atlas Merger Sub, Inc.

10.1*†	Form of Company Support Agreement, dated as of November 19, 2025, by and among Blue Acquisition Corp., Blockfusion USA, Inc. and the holders party thereto.

10.2†	Form of Lock-Up Agreement, dated as of November 19, 2025, by and among Blockfusion Data Centers, Inc., Blue Acquisition Corp. and the holders party thereto.

10.3	Insider Letter Amendment, dated as of November 19, 2025, by and among Blue Acquisition Corp., Blue Holdings Sponsor LLC, BTIG, LLC, Blockfusion Data Centers, Inc. and the other parties thereto.

10.4†	Form of Non-Competition and Non-Solicitation Agreement, dated as of November 19, 2025, by and among Blockfusion Data Centers, Inc., Blue Acquisition Corp., Blockfusion USA, Inc. and the holders party thereto.

10.5	Form of Amended and Restated Registration Rights Agreement.

99.1	Script from Conference Call held by Blue Acquisition Corp. on November 19, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.
†	Certain personally identifiable information has been omitted from this Exhibit pursuant to Item 601(a)(6) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2025

Blue Acquisition Corp.

By:	/s/ Ketan Seth
Name:	Ketan Seth
Title:	Chief Executive Officer